VERONA PHARMA PLC FORM OF PROXY I/We ……………………………………………………………………………………………………………….……........................... of ………………………………………………………………………………………………….......................................................... being a member of the Company, hereby appoint ………………………………………….......................................................... or failing him, the Chairman of the Meeting, as my/our proxy to attend, speak and vote for me/us on my/our behalf at the General Meeting of the Company to be held at 2.00 pm on 18th December 2020 and at any adjournment thereof. I/We direct my/our vote as indicated below in respect of the resolutions which are referred to in the Notice convening the Meeting (see note 1 below). Special Resolution FOR AGAINST WITHHELD Resolution 1 To adopt new Articles of Association Date ………………………………………. Signature ……………………………………….……………… Please tick here if you are appointing more than one proxy. Notes Entitlement to attend and vote The Company has specified that only those members entered on the register of members by close of business on December 16, 2020 or, if the General Meeting is adjourned, at the close of business on the day that is two days prior to the adjourned meeting, excluding any day which is not a working day, shall be entitled to attend and vote at the General in respect of the number of Ordinary Shares held in their name at that time. Changes to the register of members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the General Meeting. The General Meeting will be held as a closed meeting with the Company arranging for the minimum number of persons required to form the quorum to be present in order to allow the essential business of the General Meeting to be conducted. In accordance with the Corporate Insolvency and Governance Act 2020, Shareholders and anyone other than those forming the quorum will not be permitted to attend the General Meeting. Appointment of proxies Generally, members are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the General Meeting. A proxy need not be a Shareholder of the Company. A Shareholder may appoint more than one proxy in relation to the General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that Shareholder. However, as more fully described in the letter from the Chairman accompanying this notice, under the current arrangements, proxies (other than the chairman of the General Meeting) will not be permitted to attend the General Meeting in person. As a result, if a member wishes to appoint a proxy, they are strongly advised to appoint the chairman of the General Meeting as their proxy in order for their vote to count. Similarly, corporate representatives other than the chairman of the General Meeting will not be permitted to attend the General Meeting in person. To be valid, the Form of Proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR BY HAND or BY POST, or BY FAX to +44 (0)20 7264 4440, or BY EMAIL to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the General Meeting or any adjournment thereof (as the case may be), excluding any part of a day which is not a working day. In the case of a member which is a corporation, the Form of Proxy must be executed under its common seal or executed on its behalf by a duly authorised officer or attorney for the company. Any corporation which is a member may also appoint one or more representatives who may exercise on its behalf all of its powers as a member provided they do not do so in relation to the same shares. To change your proxy instructions, simply submit a new Form of Proxy as set out above. Note that the cut-off times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy instructions received after the relevant cut- off time will be disregarded. Please contact the Company Secretary (as noted above) to obtain a new Form of Proxy. If you submit more than one valid proxy appointment, the appointment validly received last before the latest time for receipt of Forms of Proxy will take precedence. If the Company is unable to determine which Form of Proxy was last validly received, none of them shall be treated as valid in respect of that Ordinary Share.

Further, the appointment under the Form of Proxy may be terminated by the member prior to the commencement of the General Meeting (or any adjournment of the General Meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR, no less than 48 hours before the time fixed for the holding of the General Meeting or any adjournment thereof (as the case may be). Appointment of proxy by joint members In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior). Voting The proposed resolution will be put to vote on a poll. This results in a more accurate reflection of the views of Shareholders ensuring that votes by proxy will be fully-counted. On a poll, each Shareholder has one vote for every share held. Issued shares and total voting rights As at the close of business on November 9, 2020 (being the latest practicable date prior to publication of this document), the Company’s issued share capital comprised 415,102,886 voting Ordinary Shares. Each voting Ordinary Share carries the right to one vote at the General Meeting and therefore the total number of voting rights at the close of business on November 9, 2020 is 415,102,886. Documents A copy of the current Articles or Association and the new Articles of Association marked up to show the changes will be available at https://www.veronapharma.com/investors/upcoming-events from the date of this Notice until the end of the meeting 2 Perivan 260052